Exhibit 99.1
PRESS RELEASE DATED NOVEMBER 21, 2006
News Release
COMPANY CONTACT:
Carolyn Stendahl
Marketing Communications
Manager
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH APPOINTS ANDREW L. TURNER
TO BOARD OF DIRECTORS
Appointment Further Expands Breadth of Streamline Health’s Board
Cincinnati, Ohio, November 21, 2006 — Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM), a leading provider of integrated document management and workflow solutions, today announced that Andrew L. Turner has been appointed to Streamline Health’s Board of Directors.
“We are honored to welcome Andrew Turner to the Board of Directors for Streamline Health,” said J. Brian Patsy, president and chief executive officer. “His knowledge of the latest healthcare information technology and his extensive board experience in driving growth will assist us as we develop our strategic plans and execute our strategy. Andrew Turner’s impressive credentials and strong business background are valuable attributes which will serve Streamline Health well.”
Mr. Turner has extensive healthcare experience, which includes serving as the founder and chairman of EnduraCare Therapy Management, Inc., and Horizon Healthcare Corporation. Mr. Turner also currently serves on the board of directors of several corporations, including Watson Pharmaceuticals, Inc., The Sports Club Company, and

EnduraCare Therapy Management, Inc. In addition, he has held several executive management positions that span more than 30 years. A successful business leader, Mr. Turner’s background also includes previous board appointments with Ashbourne Homes, PLC, Alpha Health Care, Omnicell Technologies and Shared Health Systems. Mr. Turner holds a BA in Business Administration and Political Science from Ohio State University.
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About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR) and interoperability.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995 Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.